Exhibit 23.2

                                                                  April 26, 2002

The Buck A Day Company Inc.
465 Davis Drive - Suite 226
Newmarket, Ontario
L3Y 2P1

     Re:  REGISTRATION STATEMENT ON FORM F-1

Dear Ladies and Gentlemen:

     Reference is made to the registration statement on Form F-1 filed by The Buck A Day Company Inc., a corporation incorporated under the laws of the Province of Ontario (the "Company"), with the United States Securities and Exchange Commission on February 22, 2002, Amendment No. 1 thereto filed on the date hereof (collectively, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 29,622,974 common shares of the Company without par value (collectively, the "Shares"), including authorized but unissued Shares being offered by the Company. The Shares are to be sold to the public as follows: (i) 3,000,000 by the Company on a self-underwritten basis; (ii) 22,522,974 by the selling shareholders; and
(iii) 3,900,000 underlying warrants of the Company.

     We consent to all references to us that appear in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto.

                                       Best regards,

                                       /s/ Spitzer & Feldman P.C.

                                       SPITZER & FELDMAN P.C.